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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Wang Laboratories, Inc. for the registration of 5,411,900 shares of its common stock, 2,875,000 Depositary Shares and 143,750 shares of convertible preferred stock and to the incorporation by reference therein of (1) our report dated July 26, 1995 with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1995, and (2) our report dated March 6, 1996 with respect to the consolidated financial statements of Wang Laboratories, Inc., included in its Current Report on Form 8-K dated April 4, 1996, filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

Boston, Massachusetts
June 20, 1996